Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this post-effective amendment to the registration statement on Form S-3 of Village Farms International, Inc. of our report dated March 1, 2022 relating to the financial statements of Village Farms International, Inc., which appears in Village Farms International, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021.

We also consent to reference to us under the heading “Experts” in such registration statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, British Columbia

Canada

June 9, 2022